UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 14, 2005

ValueClick, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-30135	77-0495335
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

30699 Russell Ranch Road, Suite 250, Westlake Village, California		91362
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	818-575-4500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On June 14, 2005, ValueClick, Inc. ("ValueClick" or "the Company") announced two executive appointments: the appointment of Jeff Pullen to the newly-created position of chief operating officer, U.S.; and the appointment of Carl White to the newly-created position of chief operating officer, ValueClick Europe.

Reporting to chief executive officer, James Zarley, Mr. Pullen will be responsible for overseeing ValueClick’s U.S. operations. Mr. Pullen, 49, joined ValueClick as general manager of affiliate marketing in December 2003 following ValueClick’s acquisition of Commission Junction, where he served as president and chief executive officer from January 2002 to December 2003. Prior to joining Commission Junction, Mr. Pullen served as senior vice president and chief financial officer of ChemConnect Inc., a provider of Internet-based auction and exchange services to the chemical industry. From August 1998 to August 2000, Mr. Pullen served as senior vice president and chief financial officer of IMX Exchange Inc., an Internet exchange serving the wholesale mortgage industry. At ValueClick, Mr. Pullen led the successful integration and continued growth of ValueClick’s Commission Junction and Be Free businesses, and was promoted to executive vice president of operations in November 2004.

As chief operating officer, U.S., Mr. Pullen’s compensation under his existing at-will employment agreement was amended and now includes an annual salary of $340,000, a standard benefits package and eligibility for a quarterly performance bonus of up to $50,000. Mr. Pullen will also receive additional options to purchase 100,000 shares of the Company’s common stock vesting evenly on a monthly basis over four-year period at an exercise price equal to the market value of the Company's common stock at the date of grant. Additionally, in the event of a termination of Mr. Pullen's employment associated with a change in control of the Company, as defined, Mr. Pullen's agreement provides for the Company to pay to him as severance, an amount equal to nine (9) months of his annual base salary in effect immediately prior to the time of such termination plus any unpaid bonus based on forty percent (40%) of his then current base salary, pro rated according to the portion of the year in which he remained an employee of the Company.

In his new role, Mr. White, 40, will continue to oversee all of ValueClick’s European businesses, including Commission Junction, Media, Mediaplex, PriceRunner, and Search123. Mr. White will also continue to report to chief executive officer, James Zarley. Prior to joining ValueClick in October 2001, Mr. White served as the chief operating officer of 24/7 Europe and was responsible for media and technology businesses in thirteen countries. Prior to that, Mr. White worked as a publisher for BBC Worldwide, running commercial and editorial teams across a number of magazine titles and multimedia projects. Mr. White also has senior sales management experience from Gruner and Jahr, Media Week and Centaur Communications.

Mr. White is also employed by the Company at-will. His compensation includes an annual salary of £120,000, a standard benefits package and eligibility for an annual performance bonus of up to £70,000. Mr. White also received additional options to purchase 50,000 shares of the Company’s common stock vesting evenly on a monthly basis over four-year period at an exercise price equal to the market value of the Company's common stock at the date of grant.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 - Press release, dated June 14, 2005, announcing executive promotions.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ValueClick, Inc.

June 20, 2005	By:	/s/ Scott H. Ray

Name: Scott H. Ray
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release, dated June 14, 2005, announcing executive promotions